UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2008 (October 31, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On October 31, 2008, National Penn Bancshares, Inc. announced to its employees the amendment and restatement of its Employee Stock Purchase Plan (the “Plan”).

The Plan, which was originally adopted by National Penn’s Board of Directors on December 18, 1996 and approved by National Penn’s shareholders on April 22, 1997, was amended and restated to:

•
lower the purchase price of shares purchased by reinvesment of cash dividends paid on common shares of National Penn held in the account of a participant in the Plan from fair market value to 90% of fair market value; and

•
limit such discounted purchase price to the period commencing on October 22, 2008 and ending on the first to occur of December 31, 2009 or the date on which the administrator of National Penn’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “DRP”) receives $50,000,000 in voluntary cash contributions from National Penn’s shareholders pursuant to the DRP.

The purchase price of shares purchased at the end of each calendar quarter, by payroll deduction contributions to the Plan, remains unchanged at 90% of fair market value.

The Plan is administered by the Compensation Committee of National Penn’s Board of Directors, which is comprised solely of independent outside directors of National Penn.

The foregoing description of the amended and restated Plan does not purport to be complete and is qualified in its entirety by the text of the Plan itself, which is filed in this Report as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	National Penn Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: October 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	National Penn Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan.